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                                                                   Exhibit 10.11

                           STOCK ACQUISITION AGREEMENT

                                  BY AND AMONG

                               C & C VISION, INC.,

                             MEDEVEC SUPPLIES LTD.,

               THE NICE TRUST DATED JULY 22, 1991, J. ANDY CORLEY,
                          GERARDO LUGO AND DOYLE LESLIE

                                OCTOBER 12, 1998

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                                TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF COMPANY CAPITAL STOCK.....................     1
   1.1  Purchase and Sale................................................     1
   1.2  Consideration....................................................     2
   1.3  Closing..........................................................     2
   1.4  No Further Ownership Rights in Shares............................     2
   1.5  Lost, Stolen or Destroyed Certificates...........................     2
   1.6  Taking of Necessary Action; Further Action.......................     3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
   SHAREHOLDERS..........................................................     3
   2.1  Organization of the Company......................................     3
   2.2  Subsidiaries.....................................................     3
   2.3  Company Capital Structure........................................     3
   2.4  Authority........................................................     4
   2.5  No Conflict......................................................     4
   2.6  Consents.........................................................     5
   2.7  Company Financial Statements.....................................     5
   2.8  No Undisclosed Liabilities.......................................     5
   2.9  No Changes.......................................................     5
   2.10 Tax Matters......................................................     7
   2.11 Restrictions on Business Activities..............................     8
   2.12 Title of Properties; Absence of Liens and Encumbrances; Condition
           of Equipment..................................................     9
   2.13 Intellectual Property............................................     9
   2.14 Agreements, Contracts and Commitments............................    11
   2.15 Governmental Authorization.......................................    12
   2.16 Litigation.......................................................    12
   2.17 Minute Books.....................................................    12
   2.18 Insurance........................................................    13
   2.19 Compliance with Laws.............................................    13
   2.20 Warranties; Indemnities..........................................    13
   2.21 Complete Copies of Materials.....................................    13
   2.22 Representations Complete.........................................    13

ARTICLE III FURTHER REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...    13
   3.1  Ownership of Shares..............................................    13
   3.2  Tax Matters......................................................    14
   3.3  Absence of Claims by the Shareholders............................    14
   3.4  Authority........................................................    14
   3.5  No Conflict......................................................    14
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............    15
   4.1  Organization, Standing and Power.................................    15
   4.2  Authority........................................................    15
   4.3  Purchaser Series A Preferred Stock...............................    15
   4.4  Securities Act Exemption.........................................    15

ARTICLE V SECURITIES ACT COMPLIANCE; REGISTRATION........................    15
   5.1  Securities Act Exemption.........................................    15
   5.2  Stock Restrictions...............................................    16
   5.3  Shareholders' Representations Regarding Securities Law Matters...    16

ARTICLE VI ADDITIONAL AGREEMENTS.........................................    16
   6.1  Ownership of Shares..............................................    16
   6.2  Access to Information............................................    17
   6.3  Consents.........................................................    17
   6.4  Best Efforts; Additional Documents and Further Assurances........    17
   6.5  Notification of Certain Matters..................................    17

ARTICLE VII CONDITIONS TO THE CLOSING....................................    17
   7.1  Conditions to the Obligations of the Purchaser...................    17
   7.2  Conditions to Obligations of Company and the Shareholders........    19

ARTICLE VIII GENERAL PROVISIONS..........................................    19
   8.1  Notices..........................................................    19
   8.2  Interpretation...................................................    20
   8.3  Counterparts.....................................................    21
   8.4  Entire Agreement; Assignment.....................................    21
   8.5  Severability.....................................................    21
   8.6  Other Remedies...................................................    21
   8.7  Governing Law....................................................    21
   8.8  Rules of Construction............................................    21
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                           STOCK ACQUISITION AGREEMENT

     THIS STOCK ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of October 12, 1998 by and among C&C Vision, Inc., a Delaware corporation (the "Purchaser"), Medevec Supplies Ltd., a corporation formed under the laws of Ireland (the "Company"), Intertrust Trustee (Isle of man) Limited, as Trustee of the Nice Trust, J. Andy Corley, Gerardo Lugo and Doyle Leslie (together, the "Shareholders").

                                    RECITALS

     A. The Board of Directors of the Purchaser believes it is in the best interests of the Purchaser and its stockholders to acquire all of the issued and outstanding capital stock of the Company, all of which capital stock is owned or held of record by the Shareholders, all upon the terms and subject to the conditions set forth herein (the "Acquisition"), such that upon consummation of the Acquisition the Purchaser will own all of the issued and outstanding capital stock of the Company.

     B. The Shareholders desire to sell all of the capital stock of the Company owned or held of record or to be owned or held of record by them to the Purchaser, all upon the terms and subject to the conditions set forth herein.

     C. As an inducement for the Purchaser to consummate the Acquisition, the Company and the Shareholders have agreed to make certain representations, warranties, covenants and other agreements in connection with the Acquisition, all as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, the mutual benefits to be gained by the performance hereof, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged and accepted, the parties agree as follows:

                                    ARTICLE I

                   PURCHASE AND SALE OF COMPANY CAPITAL STOCK

     1.1 Purchase and Sale. At the Closing (as defined in Section 1.3 hereof), and upon the terms and subject to the conditions of this Agreement, the Purchaser shall purchase from the Shareholders, and the Shareholders shall sell, convey, transfer, assign and deliver to the Purchaser, free and clear of all liens, encumbrances or other defects of title, all of the issued and outstanding shares of capital stock of the Company now beneficially owned or held of record and to be beneficially owned or held of record by the Shareholders at the Closing, (the "Shares"). The name, address and taxpayer identification number where appropriate of each Shareholder, the number and description of such Shares being sold by such Shareholder pursuant hereto, and the consideration payable in connection with the Acquisition to each Shareholder are set forth in Exhibit A hereto.

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     1.2 Consideration. At Closing, Purchaser shall pay according to the allocation set forth in Exhibit A: (i) cash in the amount of $2,000,000 and (ii) 8,412,698 shares of the Series A Preferred Stock of Purchaser (the "Purchase Price").

     1.3 Closing.

          (a) The closing of the Acquisition (the "Closing") will take place concurrently with the execution and delivery hereof at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, unless another time or place is agreed to by the Purchaser and Shareholders. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

          (b) At the Closing, the Shareholders shall deliver or cause to be delivered to the Purchaser the following:

               (i) certificates representing the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

               (ii) all other documents, certificates, instruments or writings required to be delivered by the Shareholders on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

          (c) At the Closing, the Purchaser shall deliver or cause to be delivered to each Shareholder the following:

               (i) The consideration set forth opposite each Shareholder's name in column 3 of Exhibit A.

               (ii) all other documents, certificates or writings required to be delivered by the Purchaser on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

     1.4 No Further Ownership Rights in Shares. All cash paid and Purchaser Series A Preferred Stock issued in respect of the surrender for exchange of the Shares in accordance with the terms hereof shall be deemed to be full satisfaction of all of the Shareholder's rights pertaining to such Shares.

     1.5 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing any of the Shares shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Purchaser Series A Preferred Stock, as may be required pursuant to Section 1.2 hereof; provided, however, that the Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may direct against any claim that may be made against the Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT


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     1.6 Taking of Necessary Action; Further Action. If, at any time after the
Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all of its assets, property, rights, privileges, powers and franchises, the Purchaser, the Shareholders and the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                       OF THE COMPANY AND THE SHAREHOLDERS

     The Company and each of the Shareholders hereby jointly and severally represent and warrant to the Purchaser, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and the Shareholders to the Purchaser (the "Disclosure Schedule") dated as of the date hereof and attached as Exhibit C hereto, that on the date hereof and as of the Closing Date as though made at the Closing Date (unless the representation or warranty specifically is made by its terms as of a prior date, and except for changes otherwise permitted by this Agreement), as follows:

     2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ireland. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its Memorandum and Articles of Association and Bylaws, each as amended to date, to the Purchaser. The operations now being conducted by the Company have not been conducted under any other name.

     2.2 Subsidiaries. The Company's sole wholly owned subsidiary is Medevec Europe. Except for Medevec Europe, the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3 Company Capital Structure.

          (a) The authorized capital stock of the Company consists of IEP 1,000,000 ordinary shares of IEP 1 each, of which 100 shares are issued and outstanding as of the date hereof (the "Company Ordinary Shares"). The Company Ordinary Shares are held by the persons, with the

C & C VISION, INC.,

STOCK ACQUISITION AGREEMENT


                                       -3-

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domicile addresses and in the amounts set forth in Section 2.3(a) of the
Disclosure Schedule. All outstanding shares of Company Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Memorandum and Articles of Association or the Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with applicable Irish laws. There are no declared or accrued unpaid dividends with respect to any shares of Company Ordinary Shares. Other than the Company Ordinary Shares, the Company has no other capital stock authorized, issued or outstanding.

          (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

          (c) Upon completion of the Acquisition, the Purchaser will own one hundred percent (100%) of the issued and outstanding capital stock of the Company, free and clear of all liens, encumbrances or other defects of title.

     2.4 Authority. The Company and the Shareholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company and the Shareholders, and no further action is required on the part of the Company or the Shareholders to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Shareholders, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms.

     2.5 No Conflict. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Memorandum and Articles of Association or the Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

C&C VISION, INC

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     2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company or any Shareholder (so as not to trigger any Conflict), is required by or with respect to the Company or the Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

     2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company's audited balance sheet as of December 31, 1997 and the related audited statements of income and cash flow for the twelve-month period then ended (the "Year-End Financials"), and the Company's unaudited balance sheet as of July 31, 1998 and the related unaudited statements of income and cash flow for the seven-month period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain all the notes that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited Balance Sheet as of July 31, 1998 shall be referred to herein as the "Current Balance Sheet."

     2.8 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other of a nature (required to be reflected on the face of a balance sheet in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Current Balance Sheet, (ii) has not arisen in the ordinary course of business consistent with past practices since July 31, 1998, in either case which amounts do not exceed $10,000 in the aggregate.

     2.9 No Changes. Since August 31, 1998, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Memorandum and Articles of Association or the Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000 individually or $25,000 in the aggregate;

C&C VISION, INC

STOCK ACQUISITION AGREEMENT


                                       -5-

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          (d) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

          (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than required by GAAP;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Ordinary Shares or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification the terms of any such agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound;

          (k) sale, lease, license or other disposition of any of the material assets or properties of the Company or any creation of any security interest in such assets or properties, in each case other than in the ordinary course of the Company's business, and except for the lien of current taxes which are not yet due and payable;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and not exceeding $5,000 individually or $10,000 in the aggregate;

          (m) waiver or release of any right or claim of the Company material to the Company business, including any write-off or other compromise of any account receivable of the Company;

C&C VISION, INC

STOCK ACQUISITION AGREEMENT


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          (n) commencement or notice or threat or reasonable basis therefor of any lawsuit or to the Company's or any Shareholder's knowledge, proceeding, audit or investigation against the Company or its affairs;

          (o) notice of any claim or potential claim of ownership by any person other than the Company of any of the Company Intellectual Property (as defined in Section 2.13 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 hereof);

          (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Ordinary Shares or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (q) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

          (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax Matters.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.

               (i) The Company as of the Closing will have prepared and timely filed all required tax returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Closing: (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all income taxes, and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

C&C VISION, INC

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               (iii) The Company has not been delinquent in the payment of any
Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to the Purchaser or its legal counsel, copies of all Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor any Shareholder has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (x) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

               (xi) The Company files its income Tax Returns on the accrual basis.

     2.11 Restrictions on Business Activities There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

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     2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of
Equipment.

          (a) The Company does not own any real property and has never owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company.

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

          (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment with a net book value in excess of $1,000 (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to of the Company's current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     2.13 Intellectual Property.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world.

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STOCK ACQUISITION AGREEMENT


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               (ii) "Company Intellectual Property" shall mean any Intellectual
Property that is owned by or exclusively licensed to the Company as of the date hereof.

          (b) Each item of Company Intellectual Property, and all Intellectual Property licensed to the Company, is free and clear of any Liens. The Company
(i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

          (c) Section 2.14(a) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, defend, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

          (d) To the knowledge of the Shareholders, the operation of the business of the Company as it currently is conducted, or as is currently contemplated to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice or threat thereof from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any Shareholder aware of any basis therefor).

          (e) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Shareholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (f) To the knowledge of the Company and the Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

          (g) The Company has taken all commercially reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor with access to Company Intellectual Property to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

          (h) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

     2.14 Agreements, Contracts and Commitments.

          (a) Except as set forth in Section 2.14(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii) any fidelity or surety bond or completion bond;

               (iv) any lease of personal property having a value individually in excess of $10,000 individually or $25,000 in the aggregate;

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 per annum in the aggregate;

               (vii) any agreement, contract or commitment relating to the leasing, licensing, disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate;

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

               (x) any construction contracts;

               (xi) any dealer, distribution, joint marketing or development agreement; or

               (xii) any other agreement, contract or commitment that involves $10,000 individually or $25,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which either is bound (collectively a "Contract"), nor is the Company or any Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the knowledge of the Shareholders, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition for such Contracts to remain in effect without modification after the Closing. Following the Closing, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.15 Governmental Authorization. Section 2.15 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity presently held by the Company in connection with the conduct of its business (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.16 Litigation. There is no action, suit or proceeding of any nature pending, or, to the Company's or any Shareholder's knowledge, threatened, before any court or administrative agency against the Company its properties or any of its officers or directors, nor, to the knowledge of the Company or any Shareholder, is there any reasonable basis therefor. There is no investigation pending or, to the Company's or any Shareholder's knowledge threatened, against the Company, its properties or any of its officers or directors in their capacities as such (nor, to the knowledge of the Company or any Shareholder, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.17 Minute Books. The minutes of the Company made available to counsel for the Purchaser are the only minutes of the Company and contain true and accurate copies of all resolutions adopted by the Board of Directors (or committees thereof) of the Company and its shareholders since the time of incorporation of the Company.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     2.18 Insurance. Section 2.18 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any Shareholder has knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.19 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign or domestic law or regulation.

     2.20 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.14(a) of the Disclosure Schedule, and statutory implied warranties, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.21 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by the Purchaser or its counsel.

     2.22 Representations Complete. None of the representations or warranties made by the Company or any Shareholder (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or any Shareholder pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact or to their knowledge omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                     FURTHER REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

     Each Shareholder, severally but not jointly, further represents and warrants to the Purchaser, subject to such exceptions as are specifically disclosed in the Disclosure Schedule, that on the date hereof and as of the Closing Date as though made at the Closing Date, as follows:

     3.1 Ownership of Shares. Such Shareholder is the sole record owner of the Shares designated as being owned by such Shareholder opposite such Shareholder's name in Section 2.3(a) of the Disclosure Schedule, and such Shares are to be sold pursuant to this Agreement. Except as set forth in Section 3.1 of the Disclosure Schedule, such Shares are not subject to any Liens or to any rights of first refusal of any kind, and such Shareholder has not granted any rights to purchase such

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

Shares to any other person or entity. Such Shareholder has the sole right to transfer such Shares to the Purchaser. Such Shares constitute all of the Company Ordinary Shares owned, beneficially or of record, by such Shareholder, and such Shareholder has no options, warrants or other rights to acquire Company Ordinary Shares. Upon the Closing, the Purchaser will receive good title to such Shares, subject to no Liens retained, granted or permitted by such Shareholder or the Company. Such Shareholder has not engaged in any sale or other transfer of any Company Ordinary Shares in contemplation of the Acquisition.

     3.2 Tax Matters. Such Shareholder has had an opportunity to review with its own tax advisors the tax consequences to such Shareholder of the Acquisition and the other transactions contemplated by this Agreement. Such Shareholder understands that it must rely solely on its advisors and not on any statements or representations by the Purchaser, the Company or any of their agents. Such Shareholder understands that it (and not the Purchaser or the Company) shall be responsible for its own tax liability that may arise as a result of the Acquisition or the other transactions contemplated by this Agreement.

     3.3 Absence of Claims by the Shareholders. Such Shareholder does not have any claim against the Company, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law (other than for accrued compensation and other employee benefits and other than with respect to any rights to indemnification that such Shareholder may now or hereafter be entitled to under the Company's Memorandum and Articles of Incorporation or Bylaws).

     3.4 Authority. Such Shareholder has all requisite power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

     3.5 No Conflict. The execution and delivery by such Shareholder of this Agreement and any Related Agreement to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Shareholder or any of its properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or its properties or assets.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company and each of the Shareholders that on the date hereof and as of the Closing Date as though made at the Closing Date, as follows:

     4.1 Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the Purchaser or on the ability of the Purchaser to consummate the Acquisition and the other transactions contemplated hereby.

     4.2 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.3 Purchaser Series A Preferred Stock. The shares of Purchaser Series A Preferred Stock to be issued pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable; provided, however, that the Purchaser Series A Preferred Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

     4.4 Securities Act Exemption. Subject to the accuracy of representations provided by the Shareholders, the Purchaser Series A Preferred Stock to be issued pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and will comply with all state and foreign securities laws.

                                   ARTICLE V

                     SECURITIES ACT COMPLIANCE; REGISTRATION

     5.1 Securities Act Exemption. The Purchaser Series A Preferred Stock to be issued pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof promulgated thereunder. Prior to the Closing Date, each of the Shareholders shall have provided Purchaser such representations, warranties, certifications, and additional information as Purchaser may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     5.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Closing Date, the certificates representing the shares of Purchaser Series A Preferred Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Purchaser's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     5.3 Shareholders' Representations Regarding Securities Law Matters. Each Shareholder shall be bound by the following provisions:

          (a) Such Shareholder will not offer, sell, or otherwise dispose of any shares of Purchaser Series A Preferred Stock except in compliance with the Securities Act and the rules and regulations thereunder.

          (b) Such Shareholder will not sell, transfer or otherwise dispose of any shares of Purchaser Series A Preferred Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 or Rule 145, as applicable, promulgated by the SEC under the Securities Act and the Shareholder furnishes Purchaser with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Purchaser and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Purchaser Series A Preferred Stock, or (iii) the offer and sale of Purchaser Series A Preferred Stock is registered under the Securities Act.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1 Ownership of Shares. No Shareholder shall take any action or suffer any condition that would cause any of the representations or warranties set forth in
Section 3.1 at any time through the Closing to be untrue in any respect.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     6.2 Access to Information. The Company shall afford the Purchaser and its accountants, counsel and other representatives, reasonable access upon reasonable notice during normal business hours during the period prior to the Closing to (i) all of the Company's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as the Purchaser may reasonably request, and (iii) all key employees of the Company as identified by the Purchaser. The Company agrees to provide to the Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     6.3 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

     6.4 Best Efforts; Additional Documents and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby.

     6.5 Notification of Certain Matters. The Company and each of the Shareholders shall give prompt notice to the Purchaser of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company or any Shareholder, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of the Company or any Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or the Shareholders pursuant to this Section 6.5, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

                                   ARTICLE VII

                            CONDITIONS TO THE CLOSING

     7.1 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser:

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholders in this Agreement were true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the Company and the Shareholders shall have performed and complied in all material respects with all covenants and obligations set forth in this Agreement required to be performed and complied with by them as of the Closing.

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

     (c) Legal Opinion. The Purchaser shall have received a favorable legal opinion from counsel to the Company and the Shareholders, as to the matters set forth in Exhibit B hereto.

     (d) No Material Adverse Change. There shall not have occurred any event, fact or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect on the Company (it being understood that a deterioration of general economic conditions or conditions affecting the Company's industry generally shall not, in and of itself, constitute an event, fact or condition having a Material Adverse Effect for purposes of this Section 7.1).

     (e) Certificate of the Company and the Shareholders. The Purchaser shall have been provided with certificates executed by the Shareholders and executed on behalf of the Company by its President to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company and each Shareholder in this Agreement were true and correct in all material respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; and

               (ii) all covenants and obligations of this Agreement to be performed by the Company or the Shareholders on or before such date have been so performed in all material respects.

          (f) Release of Liens. The Purchaser shall have received a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to the Purchaser, that are necessary or appropriate to evidence the release of any and all liens and other encumbrances on the Shares and the assets of the Company arising out of, resulting from or in connection with any loans, guarantees or other similar arrangements between or among the Company, the Shareholders and any third party creditors of the Company.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

          (g) Company License Agreement. The Company shall have entered into a license agreement with J. Stuart Cumming, Eppington Corporation, N.V. and Medevec Licensing, B.V. substantially in the form attached hereto as Exhibit D.

          (h) Purchaser License Agreement. Purchaser shall have entered into a license agreement with the Company substantially in the form attached hereto as Exhibit E.

          (i) Lumed Assets. All right, title and interest in and to the Lumed assets listed on Exhibit F hereto shall have been transferred to the Purchaser.

     7.2 Conditions to Obligations of Company and the Shareholders. The obligations of the Company and each of the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser in this Agreement were true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the Purchaser shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b) Certificate of the Purchaser. Company shall have been provided with a certificate executed on behalf of the Purchaser to the effect that, as of the Closing:

               (i) all representations and warranties made by the Purchaser in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; and

               (ii) all covenants and obligations of this Agreement to be performed by the Purchaser on or before such date have been so performed in all material respects.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (Return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

          (a)  if to the Purchaser, to:

               C&C Vision, Inc.
               27112 Hidden Trial
               Laguna Hills, CA 92653

               Attention: J. Andy Corley
               Telephone No.: ____________
               Facsimile No: ____________

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: J. Casey McGlynn
               Telephone No.: ____________
               Facsimile No.: ____________

          (b)  if to the Company, to:

               Medevec Supplies, Ltd.
               98, Lower Baggot Street
               Dublin 2, Ireland

               Attention: Allan Hollingsworth
               Telephone No.: 011-44-171-414-0403
               Facsimile No.: 011-44-171-437-7002

          (c)  If to any Shareholder, to:

               to the address set forth under
               the name of such Shareholder on
               the signature page hereof

     8.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that the Purchaser may assign its rights and delegate its obligations hereunder to its affiliates as long as the Purchaser remains ultimately liable for all of the Purchaser's obligations hereunder.

     8.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [Remainder of Page Intentionally Left Blank]

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

     IN WITNESS WHEREOF, the Purchaser, the Company and each of the Shareholders have executed or caused this Agreement to be executed as of the date first written above.

"PURCHASER"                            C&C VISION, INC.


                                       By: /s/ J. Andy Corley
                                           ------------------------------------
                                           Name: J. Andy Corley
                                           Title: CEO


"COMPANY"                              MEDEVEC SUPPLIES, LTD.


                                       By: /s/ illegible
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title: Director


"SHAREHOLDERS"                         THE NICE TRUST DATED
                                       July 22, 1991

                                       By: /s/ illegible (not signed by Allen
                                           Holligsworth)
                                           -----------------------------------
                                           Allan Hollingsworth, Trustee

                                       Address: c/o Allan Hollingsworth, Trustee
                                                P.O. Box 95
                                                2A Lord Street
                                                Douglas, Isle of Man,
                                                British Isles


                                       /s/ J. Andy Corley
                                       ----------------------------------------
                                       J. ANDY CORLEY
                                       Address: 27112 Hidden Trail
                                                Laguna Hills, CA 92653

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

                                        /s/ Gerardo Lugo
                                        ----------------------------------------
                                        GERARDO LUGO

                                        Address: 10869 Hillside Road
                                                 Alto Loma, CA 91737


                                        /s/ Doyle Leslie
                                        ----------------------------------------
                                        DOYLE LESLIE

                                        Address: Sawtooth Mountain Ranch
                                                 990 County Road, 12A
                                                 Ridgeway, CO 81432

                 [Signature Page to Stock Acquisition Agreement

C&C VISION, INC

STOCK ACQUISITION AGREEMENT

EXHIBIT     DESCRIPTION
-------     -----------
Exhibit A   Schedule of Consideration

Exhibit B   Opinion of Boniard I. Brown and Holland Intertrust Corporation,
            B.V., Counsel to the Company and the Shareholders

Exhibit C   Disclosure Schedule

Exhibit D   Medevec Supplies Limited License Agreement

Exhibit E   C & C Vision, Inc. License Agreement

Exhibit F   Lumed Assets

                                    EXHIBIT A

                            SCHEDULE OF CONSIDERATION

                 Shares of Common Stock of the        Consideration paid by
Shareholder        Company sold to Purchaser         Purchaser to Shareholder
-----------      -----------------------------   -------------------------------
The Nice Trust                 72                $2,000,000 and 5,612,698 shares
                                                 of Purchaser's Series A
                                                 Preferred Stock

J. Andy Corley                 23                2,300,000 shares of Purchaser's
                                                 Series A Preferred Stock

Gerardo Hugo                    3                300,000 shares of Purchaser's
                                                 Series A Preferred Stock

Doyle Leslie                    2                200,000 shares of Purchaser's
                                                 Series A Preferred Stock

                                    EXHIBIT B

                           OPINION OF BONIARD I. BROWN

                    AND HOLLAND INTERTRUST CORPORATION, B.V.,

                   COUNSEL TO THE COMPANY AND THE SHAREHOLDERS

                                    EXHIBIT C

                               DISCLOSURE SCHEDULE

2.3  Company Capital Structure

     (a) The Company's Ordinary Share ownership is as follows:

Shareholder                        Share Amount
-----------                        ------------
The Nice Trust                          72

Allan Hollingsworth, Trustee

Address: P.O. Box 95
         2A Lord Street
         Douglas, Isle of Man
         British Isles

J. Andy Corley                          23

Address: 27112 Hidden Trail Road
         Laguna Hills, CA 92653

Gerardo Lugo                             3

Address: 10869 Hillside Road
         Alto Loma, CA 91737

Doyle Leslie                             2

Address: Sawtooth Mountain Ranch
         990 County Road 12A
         Ridgeway, CO 81432

2.7  Company Financial Statements

          The Company has generated no financial statements.

2.9(p) No Changes

     Shares are held in trust for Andy Corley and Doyle Leslie. Shares were transferred to Gerardo Lugo for 50% of the assets of Lumed. See 2.14(a) below.

2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment

     (a)  No real property is currently leased by the Company.

     (b) The following is a list of all material equipment with a net book value in excess of $1,000:

          See Exhibit F.

2.14(a) Agreements, Contracts and Commitments

     (1)  Agreement to pay Gerardo Lugo $80,000 for manufacture of VS2 Lenses.

     (2)  Fees due for CE mark in Europe of approximately $10,000

     (3) Distribution Agreement dated July 1, 1997 with Los Laboratory Eurocrystal.

     (4)  Distribution Agreement dated February 2, 1998 with FoRoMed GmbH.

     (5) Distribution Agreement with Gerardo Lugo for distribution of products in Mexico.

     (6)  Share Sale and Purchase Agreement with Andy Corley.

     (7)  Share Sale and Purchase Agreement with Doyle Leslie.

     (8)  Share Sale and Purchase Agreement with Gerardo Lugo.

2.15 Governmental Authorizations

     The following is a list of each consent, license, permit grant or other authorization issued to the Company by a Governmental Entity presently held by the Company in connection with the conduct of its business:

     (1)  CE mark for the VS2 Lens and Medevec Silicone issued to Medevec
          Europe.

     (2) ISO 9002 European Certification issued for Lumed manufacturing facility.

2.18 Insurance

     Medevec Licensing B.V. holds a policy of product liability insurance listing the Company, as an insured.

3.1  Ownership of Shares

     The Nice Trust has the right to repurchase Company Shares held by J. Andy Corley.

                                    EXHIBIT D

                   MEDEVEC SUPPLIES LIMITED LICENSE AGREEMENT

                                    EXHIBIT E

                      C & C VISION, INC. LICENSE AGREEMENT

       See Series B Stock Purchase Agreement Exhibit I (Tab 7, Exhibit I)

                                    EXHIBIT F

                                  LUMED ASSETS

LUMED EQUIPMENT LIST

         ITEM                                                                  QUANTITY
         ----                                                                  --------
Shaker                                                                            1
Sieve < Top and Bottom   Sieve No. 6, No. 12, No. 25, No. 7, No. 20, No. 30.      2
Electronic Scales                                                                 1
Ovens                                                                             2
Tumbler                                                                           2
Water Bath                                                                        2
Packaging Machine                                                                 1 set
Press                                                                             2
Compressor                                                                        1
Optical Bench                                                                     1
Microscope                                                                        5
Hood                                                                              3
4 Cavity Molds                                                                    2
4 Cavity Pins            Diop.       Qty.   Diop.       Qty.                     39
                         14.0        2      20.5        2
                         15.0        2      21.5        2
                         16.0        2      22.5        2
                         17.0        2      23.5        2
                         18.0        2      24.5        2
                         19.0        2      25.5        2
                         20.0        2      26.5        1
                         21.0        2      27.5        1
                         22.0        2      28.5        1
                         23.0        2      29.5        1
                         24.0        2      30.5        1

         ITEM                                                                  QUANTITY
         ----                                                                  --------
Master Electroforming
Mold                                                                              2
Pins                     6mm Diop.   Qty.   5mm Diop.   Qty.                     21
                         25.1        1      17.0        1
                         26.5        1      19.0        1
                         27.5        1      20.0        1
                         28.5        1      22.0        1
                         29.5        1      23.0        1
                         30.5        1      24.0        1
                                            25.0        1
                                            26.0        1
                                            27.0        1
                                            28.0        1
                                            29.0        1
                                            30.0        1

Small Mold - 4 mm                                                                 2
Pins                     Diop.       Qty.                                        10
                         16.5        1
                         17.5        1
                         18.5        1
                         19.5        1
                         20.5        1
                         21.5        1
                         22.5        1
                         23.5        1
                         24.5        1
                         25.5        1

Electroforming Mold                                                              35
Back Plates                                                                      20


                                      -ii-